                                  EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

EXHIBIT 21

                              LIST OF SUBSIDIARIES
                            OF REPUBLIC BANCORP INC.



                                                                Percentage            State of
                                                                   of             Incorporation
        Parent                 Subsidiary                       Ownership         or Organization
        ------                 ----------                       ---------         ---------------
Republic Bancorp Inc.   Republic Bank                             100%               Michigan
Republic Bancorp Inc.   Republic Savings Bank                     100%                 Ohio
Republic Bank           Republic Bancorp Mortgage Inc.            100%               Michigan
Republic Bank           Market Street Mortgage Corporation         80%               Michigan
Republic Bank           CUB Funding Corporation                   100%               Michigan
Republic Savings Bank   CAS Properties, Inc.                      100%                 Ohio
